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                                                                     Exhibit A-5

                                Western Australia


                                  Duke Energy
                                       |
                                  Duke Capital
                                       |
                                   PanEnergy
                                       |
                                      DESI
                                       |
                                     DEGAD
                                       |
                                      DEI
                                       |
                                      DEG
                                       |
                                 Duke Australia
                                       |
                                Duke WA Holdings -----
                                       |              |
                                 Duke WA Power        | 1%
                                       |              |
                                       | 99%          |
                                   Pilbara JV --------







Ownership is 100% unless otherwise specified